Exhibit 99.1

Contacts:

Media	Investors
Dan Diaz	Gary Kohn
+1-720-332-5564	+1-720-332-8276
daniel.diaz@westernunion.com	gary.kohn@westernunion.com

Western Union Reports First Quarter Results

Revenue of $1.2 Billion and EPS of $0.32

Reaffirms 2009 Outlook

Englewood, Colo., April 21, 2009 – The Western Union Company (NYSE: WU), a leader in the money transfer segment of global payments, today reported financial results for the first quarter.

Highlights for the quarter included:

•	Global consolidated revenue of $1.2 billion, a decrease of 5% compared to last year’s first quarter; or flat constant currency adjusted

•	EPS of $0.32 up 19% compared to last year’s first quarter; or up 10% excluding the $24 million pre-tax restructuring expense incurred in the first quarter of 2008

•	EPS of $0.33 constant currency adjusted

•	Operating income margin of 28%

•	Net income of $224 million up 8% compared to last year’s first quarter; or up 1% excluding restructuring expense incurred in the first quarter of 2008

•	Cash provided by operating activities of $357 million

Other highlights included:

•	Important money transfer agreements for the America’s “go-to-market” banking channel strategy with U.S. Bank and Fidelity National Information Service

•	Western Union in conjunction with Yodlee will offer integrated, online expedited bill payments to Fidelity National Information Services’ customers

•	Closed the acquisition of the money transfer business of FEXCO

•	Grew agent locations to 379,000

Western Union President and Chief Executive Officer Christina Gold said, “We were pleased with first quarter results, particularly in light of the world’s economic challenges. Global consumer-to-consumer transactions increased seven percent for the period, and in combination with cost reductions, led to strong margins. We made significant progress on our strategic agenda during the quarter, particularly our channel strategy, by signing the U.S. Bank agreement and through the FEXCO acquisition.”

Consolidated Results

In the first quarter, revenue was in line with expectations at $1.2 billion, down 5% from last year’s first quarter or flat constant currency adjusted. Operating income was $341 million, up 10% or up 2% excluding restructuring expense taken in the first quarter of 2008. First quarter operating income margin was 28% compared to 24% in last year’s first quarter. Excluding restructuring expense, the first quarter 2008 operating margin was 26%. The first quarter 2009 margin was aided by the timing of marketing and other investments.

Earnings per share were $0.32, a 19% increase over last year’s first quarter, or a 10% increase excluding restructuring expense from last year. The tax rate for the first quarter was 26.6% compared to 29.2% in the first quarter a year ago. The decrease was primarily the result of a higher proportion of foreign-derived profits, which are taxed at a lower rate compared to U.S.-derived profits, and the effect of tax efficient strategies implemented in 2008.

Capital Deployment & Liquidity

Western Union’s cash flow from operations was $357 million and capital expenditures were $16 million. In the first quarter, the company repurchased approximately nine million shares for $100 million at an average price of $11.39 per share.

Cash on hand at quarter end was $1.5 billion. In the first quarter, Western Union refinanced a $500 million, 364 day bank loan maturing in December 2009 by issuing five-year notes with an interest rate of 6.5%. Total outstanding debt at quarter end was approximately $3 billion, of which $1 billion is due in 2011, $500 million is due in 2014, $1 billion is due in 2016, and the last $500 million is due in 2036.

The company has a commercial paper program that is fully backed by a $1.5 billion revolving credit facility that expires in 2012. At quarter end, there was no commercial paper outstanding and this facility was undrawn.

Consumer-to-Consumer (C2C) Results

The consumer-to-consumer segment, representing 84% of Western Union’s revenue, posted revenue of $1.0 billion in the first quarter, a decrease of 5%, or a 1% increase constant currency adjusted. Operating income grew 5% on an operating income margin that improved to 29% from 26% in last year’s first quarter.

C2C transactions continued to grow during the quarter as evidenced by a 7% increase. Transaction growth, as anticipated, slowed sequentially from the fourth quarter and the amount of money that consumers remitted per transaction declined 10%, or 3% constant currency adjusted, year-over-year. This resulted in lower C2C transaction fee and foreign exchange revenue. Western Union handled $15 billion in total cross-border C2C principal in the quarter, a decline of 3%, or an increase of 4% constant currency adjusted.

For the international portion of C2C, revenue declined 3%, or was up 3% constant currency adjusted, on transaction growth of 11%. Revenue from the subset of the international business, those transactions that originate outside of the United States, declined 3% or a 5% increase constant currency adjusted on transaction growth of 16% during the quarter.

The difference between revenue and transaction growth rates for C2C, particularly within the international C2C business and the international transactions that originate outside of the U.S., widened. Four factors contributed to the difference in growth rates: currency translation, geographic mix, product mix between intra and cross-border transfers, and pricing. In the first quarter, currency translation was the largest contributor to the total C2C revenue and transaction growth rate difference, totaling half of the 12 percentage point difference. The impact from geographic mix, product mix, and pricing reductions were consistent with the fourth quarter of 2008.

EMEASA

The Europe, Middle East, Africa and South Asia (EMEASA) region, which represents 43% of Western Union revenue, experienced a first quarter revenue decline of 4% on transaction growth of 15% compared to last year’s first quarter.

Economic circumstances continue to impact growth rates in Europe. Performance of the Gulf States was strong, declining only slightly from the fourth quarter of 2008. Additionally, India’s performance contributed to the region’s results with revenue growth of 19% and transaction growth of 42% in the quarter.

Americas

The Americas region, which represents approximately one-third of Western Union revenue, reported a revenue decline of 7% compared to last year’s first quarter while transactions decreased by 3%. Results in this region continue to be impacted by challenges related to the U.S. economy. The domestic money transfer business saw revenue decline 10% in the quarter on a transaction decline of 7%. The Mexico business, now just 6% of Western Union revenue, saw revenue decline 10% and transactions decline 9% in the quarter. The U.S. outbound business was stable compared to fourth quarter 2008.

APAC

The Asia Pacific (APAC) region, which represents 8% of Western Union revenue, delivered 3% revenue growth and 25% transaction growth compared to the first quarter of 2008. In the quarter, China revenue declined 13% on a transaction decline of 1%.

Contributing to this region’s growth was the Philippines’ performance which remained strong, with inbound remittance growth continuing to exceed the market growth as reported by the Central Bank of the Philippines.

Consumer-to-Business (C2B) or Payments Results

The consumer-to-business or payments segment represents 14% of Western Union’s revenue. Revenue for the quarter decreased 8% from first quarter 2008 to $174 million. Operating income was down 10% with an operating margin of 29% compared to 30% in the first quarter of 2008.

This segment continues to have its revenue and margins impacted by a decline in demand for U.S. bill payment services, as many American consumers who are likely to use this service have difficulty paying bills and obtaining credit.

Western Union possesses the ability to offer same-day bill payment posting to a customer’s account in the U.S. Leveraging on this capability, Western Union in conjunction with Yodlee will offer integrated, online expedited bill payments to Fidelity National Information Services’ clients. This is an important step toward expanding this segment’s reach into new customers and channels.

Recent Events

Western Union made significant progress in its North American “go-to-market” banking strategy by opening new distribution channels and broadening its reach to new customer segments through two important agreements. In March, Western Union entered into an agreement with U.S. Bank, the sixth largest commercial bank in the United States, to offer global money transfer service in 2,791 U.S. Bank branch offices. Last week, Western Union entered an agreement with Fidelity National Information Service (FIS) to offer global money transfer services to FIS’ more than 8,500 banking institution clients throughout the United States. This agreement builds on the previously mentioned C2B offering with FIS through Yodlee. As Western Union continues to evolve its service offerings in an effort to position money transfer and other payments services to new and existing consumers, it will tap into banking channels including: Cash-to-Cash, Account-to-Cash, and Account-to-Account money transfer.

Western Union also made significant progress accelerating its C2C growth and profitability objectives in Europe by acquiring the money transfer business of FEXCO, one of its largest agents with 10,000 consumer-facing locations across the United Kingdom, Spain, Ireland, Sweden, Norway, Denmark and Finland. The acquisition will allow Western Union to work directly with retail agents, directly manage the brand and operations, and operate more cost-efficiently. Additionally, the acquisition better positions Western Union for the upcoming adoption of the Payment Services Directive throughout the European Union.

In April, the Obama Administration announced its plan to ease restrictions limiting the ability of U.S. consumers to send money to Cuba. Western Union has been providing money transfer services to Cuba since 1999 through its more than 150 agent locations in Cuba. Western Union is ideally positioned and its Cuban agent locations are fully operational and ready to support expanded money transfer services.

Key agent signings included:

•	U.S. Bank with 2,791 locations in 24 states

•	Check N’ Go, 1,300 locations in 30 states

•	Check into Cash, with over 1,000 locations in the U.S.

Outlook

Gold said, “We believe 2009 is a year of opportunity, one where financially strong companies and world-class brands will increase separation from their peers. In Western Union’s case, we are using our financial strength to increase the pace of investments like those in the new yes! campaign, mobile, westernunion.com, intra and Payment Services Directive opportunities. We are increasing our focus on opportunities in underpenetrated markets like Asia. Finally, we are using our brand and scale to be a partner of choice with banks, thereby diversifying our channel and broadening our market opportunity. Given these initiatives, we are targeting a 27% operating margin for the full year.

“We were pleased with our first quarter performance. With one quarter complete, we reaffirm our 2009 outlook recognizing that throughout this year the economic environment remains challenging and uncertain.”

The company expects constant currency revenue to be down 2% to 5%; GAAP revenue to be down 5% to 8%; constant currency EPS of $1.16 to $1.26; GAAP EPS of $1.18 to $1.28; and cash flow from operations to exceed $1.1 billion.

Non-GAAP Measures

Western Union’s management presents revenue declines constant currency adjusted, earnings per share and net income growth excluding 2008 restructuring expenses, earnings per share constant currency adjusted, 2009 operating income growth and 2008 margin excluding 2008 restructuring expenses, consumer-to-consumer segment revenue growth constant currency adjusted, international consumer-to-consumer revenue growth constant currency adjusted, international consumer-to-consumer excluding United States originated transactions revenue growth constant currency adjusted, consumer-to-consumer principal per transaction declines constant currency adjusted, consumer-to-consumer cross-border principal growth constant currency adjusted and 2009 revenue and earnings per share constant currency adjusted guidance which are non-GAAP measures, because management believes they provide more meaningful information.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s web site at www.westernunion.com.

Currency

Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of foreign currency hedges, which would not have occurred if there had been a constant currency rate. The results also assume the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Restructuring Expenses

In the first quarter of 2008, Western Union incurred $24 million in restructuring expenses. In that quarter, $22 million was included in cost of services and $2 million was included in selling, general and administrative expense. The restructuring expenses were not included in the operating segments results.

Restructuring expenses include expenses related to severance, outplacement and other employee-related benefits; facility closure and migration of IT infrastructure; and other expenses related to relocation of various operations to existing company facilities and third-party providers.

Investor and Analyst Conference Call and Slide Presentation

Western Union President and Chief Executive Officer Christina Gold will host a conference call and webcast including slides, at 8:30 a.m. Eastern Time today. Joining Christina on the conference call will be Scott Scheirman, Executive Vice President and Chief Financial Officer. To listen to the conference call live via telephone, dial 866-713-8565 (U.S.) or +1-617-597-5324 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 40823729.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com/investor. Registration for the event is required, so please allow at least five minutes to register prior to the scheduled start time.

A replay of the call will be available one hour after the call ends through April 28, 2009, at 5:00 p.m. Eastern Time at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 48640636. A webcast replay will be available at http://ir.westernunion.com/investor for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed under “Risk Factors” included within the Annual Report on Form 10-K for the year ended December 31, 2008. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in general economic conditions and economic conditions in the geographic regions and industries in which we operate; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents, or the value of, or our ability to recover our investments; changes in immigration laws, patterns and other factors related to migrants; technological changes, particularly with respect to e-commerce; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering and terrorist financing; our ability to attract and retain qualified key employees and to manage our workforce successfully; changes in foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers; political conditions and related actions in the United States and abroad which may adversely affect our businesses and economic conditions as a whole; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our various regulators worldwide; significantly lower growth or declines in the money transfer market and other markets in which we operate; failure to implement agent contracts according to schedule; our ability to maintain our agent network and biller relationships under terms consistent with or more advantageous to us than those currently in place; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; deterioration in consumers’ and clients’ confidence in our business, or in money transfer providers generally; failure to manage credit and fraud risks presented by our agents and consumers or non performance of our financial services providers and insurance carriers; adverse rating actions by credit rating agencies; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, and governmental or judicial interpretations thereof; our ability to favorably resolve tax matters with the Internal Revenue Service and other tax jurisdictions; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other nonbank money transfer services providers, including telecommunications providers, card associations and card-based payment providers; our ability to grow our core businesses; our ability to develop and introduce new products, services and enhancements, and gain market acceptance of such products; our ability to protect our brands and our other intellectual property rights; our ability to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; any material breach of security of or interruptions in any of our systems; mergers, acquisitions and integration of acquired businesses and technologies into our company and the realization of anticipated synergies from these acquisitions; adverse consequences from our spin-off from First Data Corporation, including resolution of certain ongoing matters; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; decisions to change our business mix; cessation of various services provided to us by third-party vendors; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in the money transfer segment of global payments. Together with its Orlandi Valuta and Vigo branded money transfer services, Western Union provides consumers with fast, reliable and convenient ways to send and receive money around the world, as well as send payments and purchase money orders. It operates through a network of more than 379,000 Agent locations in over 200 countries and territories. Famous for its pioneering telegraph services, the original Western Union dates back to 1851. For more information, visit www.westernunion.com.

WU-G, WU-F

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008	Change
Revenues:
Transaction fees	$958.5	$1,020.8	-6%
Foreign exchange revenue	205.1	210.0	-2%
Commission and other revenues	37.6	35.1	7%

Total revenues	1,201.2	1,265.9	-5%

Expenses:
Cost of services (a)	669.1	758.6	-12%
Selling, general and administrative (a)	191.2	198.0	-3%

Total expenses	860.3	956.6	-10%

Operating income	340.9	309.3	10%

Other income/(expense):
Interest income	3.7	17.7	-79%
Interest expense	(40.0)	(45.0)	-11%
Derivative (losses)/gains, net	(3.6)	6.8	(b )
Other income, net	4.2	3.7	14%

Total other expense, net	(35.7)	(16.8)	112%

Income before income taxes	305.2	292.5	4%
Provision for income taxes	81.3	85.4	-5%

Net income	$223.9	$207.1	8%

Earnings per share:
Basic	$0.32	$0.28	14%
Diluted	$0.32	$0.27	19%

Weighted-average shares outstanding:
Basic	707.1	746.7
Diluted	708.0	756.8

(a)	For the three months ended March 31, 2008, cost of services and selling, general and administrative expenses include restructuring and related expenses of $22.4 million and $1.8 million, respectively.
(b)	Calculation not meaningful

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$1,510.0	$1,295.6
Settlement assets	1,182.2	1,207.5
Property and equipment, net of accumulated depreciation of $296.7 and $284.0, respectively	192.4	192.3
Goodwill	1,852.9	1,674.2
Other intangible assets, net of accumulated amortization of $287.7 and $276.5, respectively	401.8	350.6
Other assets	514.7	858.1

Total assets	$5,654.0	$5,578.3

Liabilities and Stockholders’ Equity/(Deficiency)
Liabilities:
Accounts payable and accrued liabilities	$390.0	$385.7
Settlement obligations	1,182.2	1,207.5
Income taxes payable	451.6	381.6
Deferred tax liability, net	271.0	270.1
Borrowings	3,056.6	3,143.5
Other liabilities	188.7	198.0

Total liabilities	5,540.1	5,586.4

Stockholders’ equity/(deficiency):
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 701.2 shares and 709.6 shares, respectively, issued and outstanding	7.0	7.1
Capital deficiency	(1.5)	(14.4)
Retained earnings	153.1	29.2
Accumulated other comprehensive loss	(44.7)	(30.0)

Total stockholders’ equity/(deficiency)	113.9	(8.1)

Total liabilities and stockholders’ equity/(deficiency)	$5,654.0	$5,578.3

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$223.9	$207.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.7	32.8
Stock compensation expense	8.4	7.7
Other non-cash items, net	13.5	4.2
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	20.6	(28.1)
Accounts payable and accrued liabilities	(8.2)	36.4
Income tax payable	68.9	58.1
Other liabilities	(6.2)	(0.2)

Net cash provided by operating activities	356.6	318.0

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of contract costs	(3.2)	(7.1)
Capitalization of purchased and developed software	(2.2)	(5.6)
Purchases of property and equipment	(10.4)	(10.8)
Acquisition of business, net of cash acquired	(143.6)	—
Proceeds from receivable for securities sold	193.6	—
Notes receivable issued to agents	—	(0.3)
Repayments of notes receivable issued to agents	5.4	5.5

Net cash provided by/(used in) investing activities	39.6	(18.3)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments of commercial paper	(82.8)	(11.3)
Net proceeds from net borrowings under credit facilities	—	49.8
Net proceeds from issuance of borrowings	496.6	—
Principal payments on borrowings	(500.0)	—
Proceeds from exercise of options	4.5	61.5
Common stock repurchased	(100.1)	(297.4)

Net cash used in financing activities	(181.8)	(197.4)

Net change in cash and cash equivalents	214.4	102.3
Cash and cash equivalents at beginning of period	1,295.6	1,793.1

Cash and cash equivalents at end of period	$1,510.0	$1,895.4

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008	Change
Revenues:
Consumer-to-Consumer:
Transaction fees	$785.6	$834.6	-6%
Foreign exchange revenue	204.3	209.3	-2%
Other revenues	13.8	9.9	39%

Total Consumer-to-Consumer:	1,003.7	1,053.8	-5%

Consumer-to-Business:
Transaction fees	163.0	176.6	-8%
Other revenues	11.2	13.2	-15%

Total Consumer-to-Business:	174.2	189.8	-8%

Total Other Revenue:	23.3	22.3	4%

Total consolidated revenues	$1,201.2	$1,265.9	-5%

Operating income:
Consumer-to-Consumer	$286.7	$273.3	5%
Consumer-to-Business	50.5	56.2	-10%
Other	3.7	4.0	-8%

Total segment operating income	$340.9	$333.5	2%
Restructuring and related expenses	—	(24.2)	(a	)

Total consolidated operating income	$340.9	$309.3	10%

Operating income margin:
Consumer-to-Consumer	28.6%	25.9%	270	bp
Consumer-to-Business	29.0%	29.6%	(60	) bp
Other	15.9%	17.9%	(200	) bp
Total consolidated operating income margin	28.4%	24.4%	400	bp

Depreciation and amortization:
Consumer-to-Consumer	$29.8	$26.1	14%
Consumer-to-Business	4.7	5.1	-8%
Other	1.2	1.1	9%

Total segment depreciation and amortization	$35.7	$32.3	11%
Restructuring and related expenses	—	0.5	(a	)

Total consolidated depreciation and amortization	$35.7	$32.8	9%

(a)	Calculation not meaningful

THE WESTERN UNION COMPANY

KEY INDICATORS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008	Change
Transactions
Consumer-to-Consumer	45.9	43.1	7%
Consumer-to-Business	105.9	103.5	2%

Revenue
Consumer-to-Consumer	$1,003.7	$1,053.8	(5)%
Consumer-to-Business	$174.2	$189.8	(8)%

Three Months Ended March 31, 2009
Consumer-to-Consumer Transaction Growth/(Decline) (a)
EMEASA	15%
Americas	(3)%
APAC	25%
Consumer-to-Consumer	7%

Consumer-to-Consumer Revenue (Decline)/Growth (a)
EMEASA	(4)%
Americas	(7)%
APAC	3%
Consumer-to-Consumer	(5)%

Three Months Ended March 31, 2009
Consumer-to-Consumer Transaction Growth/(Decline)
International (b)	11%
Domestic (c)	(7)%
Mexico (d)	(9)%
Consumer-to-Consumer	7%

Consumer-to-Consumer Revenue Decline
International (b)	(3)%
Domestic (c)	(10)%
Mexico (d)	(10)%
Consumer-to-Consumer	(5)%

(a)	In determining the revenue and transaction growth rates under this regional view, the geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid, with each transaction and the related revenue being split 50% between the two regions. For those money transfer transactions that are initiated and paid in the same region, 100% of the revenue is attributed to that region.
(b)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (c) and (d) below.
(c)	Represents all transactions between and within the United States and Canada.
(d)	Represents all transactions to and from Mexico.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions, except per share amounts)

(unaudited)

Western Union’s management has presented: (1) Earnings per share growth, net income growth, 2009 operating income growth and 2008 operating income margin, excluding 2008 restructuring and related expenses; (2) Consolidated and consumer-to-consumer segment revenue growth, international consumer-to-consumer revenue growth and international consumer-to-consumer excluding United States originated transactions revenue growth, excluding the impact of translating foreign currency denominated amounts into United States dollars; (3) Earnings per share, excluding the impact of translating foreign currency denominated amounts into United States dollars; (4) Consumer-to-consumer principal per transaction declines and consumer-to-consumer cross-border principal growth, excluding the impact of translating foreign currency denominated amounts into United States dollars; (5) 2009 revenue outlook, excluding the estimated impact of translating foreign currency denominated amounts into United States dollars; and (6) 2009 EPS outlook, excluding the estimated impact of translating foreign currency denominated amounts into United States dollars. Western Union’s management believes these non-GAAP measures provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended March 31,
	2009	2008
Net income, as reported (GAAP)	$223.9	$207.1

Adjustment:
Restructuring and related expenses, net of income tax benefit of $9.1 million for the three months ended March 31, 2008 (a)	—	15.1

Net income, adjusted	$223.9	$222.2

Earnings per share (“EPS”):
As reported (GAAP)	$0.32	$0.27
Restructuring and related expenses (a)	—	0.02

Adjusted	$0.32	$0.29

Diluted weighted-average shares outstanding	708.0	756.8

Growth:
Net income, as reported (GAAP)	8%
Net income, adjusted	1%

EPS, as reported (GAAP)	19%
EPS, adjusted	10%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$1,201.2	$1,265.9

Operating income, as reported (GAAP)	$340.9	$309.3

Adjustment:
Restructuring and related expenses (a)	—	24.2

Operating income, adjusted	$340.9	$333.5

Operating income growth, as reported (GAAP)	10%
Operating income growth, adjusted	2%

Operating income margin, as reported (GAAP)	28.4%	24.4%
Operating income margin, adjusted	28.4%	26.3%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Three Months Ended March 31,
	Consolidated	Consumer-to-Consumer Segment	International Consumer-to-Consumer	International Consumer-to-Consumer excluding United States originated transactions
2009 Revenues, as reported (GAAP)	$1,201.2	$1,003.7	$814.8	$654.8

Adjustments:

Reversal of impact from translation of foreign currency denominated amounts into United States dollars (b)	60.7	57.9	55.7	55.7

2009 Revenues, adjusted	$1,261.9	$1,061.6	$870.5	$710.5

2008 Revenues, as reported (GAAP)	$1,265.9	$1,053.8	$843.8	$677.0

Revenue decrease, as reported (GAAP)	(5)%	(5)%	(3)%	(3)%
Revenue growth, adjusted	0%	1%	3%	5%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in millions, except per share amounts)

(unaudited)

Three Months Ended March 31,
2009
Net income, as reported (GAAP)	$223.9

Adjustment:

Reversal of impact from translation of foreign currency denominated amounts into United States dollars, net of income tax expense of $4.0 million (b)	9.3

Net income adjusted	$233.2

Earnings per share (“EPS”):
As reported (GAAP)	$0.32
Impact from translation of foreign currency denominated amounts into United States dollars (b)	0.01

Adjusted	$0.33

Diluted weighted-average shares outstanding	708.0

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

	Three Months Ended March 31,
	2009	2008
Consumer-to-consumer principal per transaction	$358	$396

Adjustment:
Reversal of impact from translation of foreign currency denominated amounts into United States dollars (b)	26	—

Consumer-to-consumer principal per transaction, adjusted	$384	$396

Consumer-to-consumer principal per transaction decline, as reported (GAAP)	(10)%
Consumer-to-consumer principal per transaction decline, adjusted	(3)%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(in billions)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Consumer-to-consumer cross-border principal	$15.0	$15.5

Adjustment:

Reversal of impact from translation of foreign currency denominated amounts into United States dollars (b)	1.1	—

Consumer-to-consumer cross-border principal, adjusted	$16.1	$15.5

Consumer-to-consumer cross-border principal decline, as reported (GAAP)	(3)%
Consumer-to-consumer cross-border principal growth, adjusted	4%

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

2009 Revenue Outlook

	Range
Revenue decreases GAAP basis	(5)%	(8)%

Adjustments:
Reversal of estimated impact of translation of foreign currency denominated amounts into United States dollars (c)	3%	3%

Adjusted estimated revenue declines	(2)%	(5)%

2009 EPS Outlook

	Range
EPS guidance GAAP basis (includes $0.02 of dilution for agent acquisition)	$1.18	$1.28

Adjustments:
Reversal of estimated impact from translation of foreign currency denominated amounts into United States dollars (c)	(0.02)	(0.02)

Adjusted EPS guidance (includes $0.02 of dilution for agent acquisition)	$1.16	$1.26

Refer to footnote explanations at the end of this “Reconciliation of Non-GAAP Measures” section.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

(a)	2008 restructuring and related expenses relate to severance, outplacement and other employee related benefits; facility closure and migration of IT infrastructure; and other expenses related to relocation of various operations to existing Company facilities and third party providers. The restructuring and related expenses are included in cost of services and selling, general and administrative expense lines of the consolidated statements of income, and are not allocated to the segments.
(b)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. In addition, to compute constant currency earnings per share, the Company assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges was consistent with the prior year.
(c)	Represents the estimated impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any estimated benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. In addition, to compute constant currency earnings per share, the Company assumes the estimated impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.